EXHIBIT 99.1

First Financial Bancorp Reports Fourth Quarter and Full Year
2010 Financial Results

Cincinnati, Ohio – January 26, 2011 – First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the fourth quarter 2010 and for the twelve month period ended December 31, 2010.

Fourth quarter 2010 net income and net income available to common shareholders were $14.3 million and earnings per diluted common share were $0.24.  This compares with third quarter 2010 net income and net income available to common shareholders of $15.6 million and earnings per diluted common share of $0.27 and fourth quarter 2009 net income of $13.8 million, net income available to common shareholders of $12.8 million and earnings per diluted common share of $0.25.

For the twelve month period ended December 31, 2010, net income was $59.3 million, net income available to common shareholders was $57.4 million and earnings per diluted common share were $0.99 as compared to net income of $221.3 million, net income available to common shareholders of $217.8 million and earnings per diluted common share of $4.78 for the twelve month period ended December 31, 2009.  Included in the financial results for 2009 was a pre-tax bargain purchase gain of $342.5 million recognized during the third quarter 2009 in connection with the Company’s FDIC-assisted transactions.

▪	81st consecutive quarter of profitability

▪	Continued strong quarterly performance
–	Quarterly return on average assets of 0.90%; full year return on average assets of 0.91%
–	Quarterly return on average shareholders’ equity of 8.14%; full year return on average shareholders’ equity of 8.68%
–	Quarterly return on risk-weighted assets of 1.54%; full year return on risk-weighted assets of 1.56%

▪	Board of directors announces 20% increase in the quarterly dividend to $0.12 per share
–	Earnings consistency provides capacity to support higher payout
–	Robust capital levels still allow ability to take advantage of strategic opportunities

▪	Strong focus on sales leads to increases across business lines
–	Quarterly growth in commercial loans of 4.8%
–	Residential mortgage originations up 61% over third quarter
–	Strategic transaction and savings deposits increased 7.1% during the quarter

▪	Capital ratios remain among industry leaders
–	Tangible common equity to tangible assets of 10.33%
–	Tier 1 capital ratio of 18.45%
–	Total risk-based capital of 19.72%

▪	Quarterly net interest margin increased to 4.65%
–	Continued positive impact from runoff of retail and brokered certificates of deposit and disciplined pricing strategies
–	Full quarter impact of prepayment of FHLB advances

▪	Improved credit quality
–	Total NPLs decreased 11.2% from the prior quarter to $70.6 million
–	Total NPAs decreased 9.5% from the prior quarter to $88.5 million
–	Net loan charge-offs related to uncovered loans increased to $9.8 million from $6.8 million for the linked quarter, but down 13.5% compared to December 31, 2009
–	Provision for uncovered loan losses of $9.7 million

▪	Balance sheet risk continues to remain low
–	FDIC loss share coverage on 34.5% of loan portfolio
–	100% risk-weighted assets continue to represent less than 50% of balance sheet

Claude Davis, President and Chief Executive Officer, commented, “We ended the year with solid financial and operational performance.  2010 was a year in which we focused on the successful integration of our 2009 acquisitions and continued executing our strategic plan.  Evaluation of both our legacy franchise and the operations we acquired in 2009 is an ongoing process as we remain committed to making prudent decisions that focus on building shareholder value.

“The board of directors is pleased to announce an increase to the quarterly dividend by $0.02 to $0.12 per share.  Despite uncertainty related to future regulatory capital requirements, our strong capital levels continue to grow as a result of our earnings power.  We believe our capital position will remain at levels allowing us to take full advantage of growth opportunities in our strategic markets.

“During the fourth quarter, we also made progress in improving our level of nonperforming assets as NPAs to total assets decreased to 1.42% from 1.59% at the end of the third quarter.  We have seen improvement in the status of some of our previously stressed borrowers and our continued efforts to address problem credits have met with some success as we finalized resolution strategies on several nonperforming loans.  However, as the economy is still lagging, we remain vigilant in the monitoring of our portfolio.

“While prudent lending opportunities continue to be limited in our core markets, we were encouraged as new loan originations outpaced amortizations and paydowns for the first time in 2010.  Specifically, we saw modest growth in our commercial and commercial real estate portfolios and we remain confident that our client-oriented community bank business model will allow us to take advantage of a greater number of lending opportunities in 2011.”

SECTION I – RESULTS OF OPERATIONS

NET INTEREST INCOME
Net interest income on a fully tax-equivalent basis for the fourth quarter 2010 was $68.1 million as compared to the third quarter 2010 and $73.5 million as compared to the year-over-year period.  Despite a lower level of average interest earning assets relative to the linked quarter and a decrease in interest earned on the FDIC indemnification asset, net interest income was impacted by a decrease in interest expense resulting from lower time and brokered deposit balances and the prepayment of FHLB advances during the third quarter 2010.  The decrease compared to the year-over-year quarter was driven by a 7.2% decline in average interest earning assets and a decline in the yield on earning assets, including a 154 bp reduction in the yield earned on investment securities.

For the twelve month period ended December 31, 2010, net interest income on a fully tax-equivalent basis was $276.4 million as compared to $177.2 million for the comparable period in 2009.  The increase of $99.2 million was driven by higher levels of average interest-earning assets and interest-bearing liabilities resulting from the 2009 acquisitions as well as a significant increase in the net interest margin.

NET INTEREST MARGIN
Net interest margin was 4.65% for the fourth quarter 2010 as compared to 4.59% for the third quarter 2010 and 4.65% for the fourth quarter 2009.  As in prior quarters, the net interest margin continued to be negatively impacted by the combination of normal amortization and paydowns in both the legacy and acquired loan portfolios and reduced loan demand in the Company’s strategic markets.  The Company did realize a full quarter of positive impact, however, related to the third quarter 2010 prepayment of $232 million of FHLB advances.  First Financial also used a portion of its liquidity to purchase $364.2 million of agency mortgage backed securities, which, when combined with prior quarters’ purchases, helped to offset the net effect of muted loan activity.  Additionally, net interest margin was positively impacted by the expected runoff of retail and brokered certificates of deposit and the lower earning asset base during the quarter.

Net interest margin was also affected by certain activity related to the acquired loan portfolio.  The majority of these loans are accounted for under ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans.  The Company recognized an improvement in the cash flow expectations related to certain loan pools, which is reflected as a yield adjustment on a prospective basis.  However, this yield improvement will be offset as the Company also recognized a decline in expected cash flows, and, hence, a lower prospective yield, related to the FDIC indemnification asset.

The following table shows the estimated yield earned by the Company on its legacy and originated loan portfolio, acquired loan portfolio and the FDIC indemnification asset for the three months ended December 31, 2010.

Table I	For the Three Months Ended
	December 31, 2010
	Average
	Balance	Yield

Legacy and originated loan portfolio [1]	$2,949,524	5.36%

Acquired loan portfolio accounted for under ASC Topic 310-30 [2]	1,406,311	10.29%

FDIC indemnification asset [2]	232,734	0.40%

	$4,588,569	6.59%

1 Includes acquired revolving loans not accounted for under ASC Topic 310-30; yield estimated at time of origination
2 Future yield adjustments subject to change based on required, periodic valuation procedures

As part of its on-going valuation procedures, the Company experienced a $17.3 million net improvement in the cash flow expectations related to certain loan pools during the fourth quarter 2010.  As a result, the average yield earned on covered loans increased from 9.75% during the third quarter 2010 to 10.29% during the fourth quarter 2010.  On a prospective basis and until its next periodic valuation, the Company expects the yield on covered loans to be 10.41%.

This projected improvement in cash flow expectations on loans is offset by a related $13.6 million decline in cash flow expectations on the FDIC indemnification asset.  The net result of improvement and impairment (discussed in more detail in Section II) activity related to covered loans affected the average yield earned on the indemnification asset, decreasing from 3.91% during the third quarter 2010 to 0.40% during the fourth quarter 2010.  On a prospective basis and until its next periodic valuation, the Company expects the yield on the indemnification asset to be -0.76%.

Net interest margin for the twelve month period ended December 31, 2010 was 4.66% as compared to 4.05% for the twelve month period ended December 31, 2009.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended December 31, September 30, June 30 and March 31, 2010 as well as for the twelve months ended December 31, 2010 highlighting the estimated impact of covered loan activity and other transition items on the Company’s reported balance.

Table II
					For the Twelve
	For the Three Months Ended				Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2010	2010	2010	2010	2010

Total noninterest income	$34,534	$44,895	$40,467	$26,935	$146,831

Significant components of noninterest income

Items likely to recur:

Accelerated discount on loan prepayments and dispositions [1,2]	6,113	9,448	7,408	6,098	29,067
FDIC loss sharing income	11,306	17,800	15,170	7,568	51,844
Other acquired-non-strategic income	527	44	475	80	1,126
Transition-related items	-	-	-	366	366

Items expected not to recur:

Gain on sale of insurance business	-	1,356	-	-	1,356
FDIC settlement and other items not expected to recur	551	(132)	2,930	-	3,349

Total excluding items noted above	$16,037	$16,379	$14,484	$12,823	$59,723

1 See Section II for additional information
2 Net of the corresponding valuation adjustment on the FDIC indemnification asset

During the quarterly periods presented above, excluding reimbursements due from the FDIC resulting from loss share agreements, covered loan activity positively impacted noninterest income due to loan prepayments.  This activity is discussed in more detail in Section II.  There were no sales of covered loans or loans related to the Company’s franchise finance business during the fourth quarter 2010. Periodic sales of loans originated by the franchise finance unit may occur in future periods in order to mitigate credit and geographic concentration risk within the franchise portfolio.

Excluding the items highlighted in Table II, estimated noninterest income earned in the fourth quarter 2010 was $16.0 million as compared to $16.4 million in the third quarter 2010 and $14.5 million in the fourth quarter 2009.

For the twelve month period ended December 31, 2010, noninterest income totaled $146.8 million as compared to $404.7 million for the similar year-over-year period.  Excluding the items highlighted in Table II, the bargain purchase gain on the acquisitions recognized during the third quarter 2009, gains on sales of investments and the gain on sale of the property & casualty portion of the insurance business which occurred during the first quarter 2009, noninterest income was $59.7 million for the twelve month period ended December 31, 2010 as compared to $48.1 million for the twelve months ended December 31, 2009.  The increase in the comparable year-over-year quarter was driven primarily by higher service charges on deposit accounts resulting from an increase in transaction-based deposits and increased bankcard income as a result of the 2009 acquisitions as well as higher gains on sales of loans from increased mortgage origination activity.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended December 31, September 30, June 30 and March 31, 2010 as well as for the twelve months ended December 31, 2010 including the estimated effect of acquired-non-strategic operations, acquisition-related costs and other transition items.

Table III
					For the Twelve
	For the Three Months Ended				Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2010	2010	2010	2010	2010

Total noninterest expense	$56,290	$61,310	$55,819	$60,261	$233,680

Significant components of noninterest expense

Items likely to recur:

Acquired-non-strategic operating expenses [1]	4,052	566	1,270	2,201	8,089
Transition-related items [1]	684	846	1,321	6,263	9,114
FDIC indemnification support	1,160	875	938	605	3,578

Items expected not to recur:

Acquisition-related costs [1]	412	1,505	2,180	2,628	6,725
FHLB prepayment penalty	-	8,029	-	-	8,029
Other items not expected to recur	1,787	493	2,387	1,019	5,686

Total excluding items noted above	$48,195	$48,996	$47,723	$47,545	$192,459

1 See Section II for additional information

Similar to the first three quarters of 2010, noninterest expense during the fourth quarter 2010 continued to be affected by acquisition-related costs as well as other transition-related items and costs related to the Company’s acquired-non-strategic operations.  The increase in acquired-non-strategic operating expenses during the fourth quarter was partially attributable to the Company’s strategic decision to exit the Michigan and Louisville, KY markets and the reclassification of expenses associated with those locations.  Excluding the items highlighted in Table III, estimated noninterest expense in the fourth quarter 2010 was $48.2 million as compared to $49.0 million in the third quarter 2010 and $47.2 million in the fourth quarter 2009.

For the twelve month period ended December 31, 2010, noninterest expense totaled $233.7 million compared to $170.6 million for the comparable year-over-year period.  Excluding the items highlighted in Table III, acquisition-related and other non-recurring expenses incurred during the third quarter 2009, the FDIC special assessment and acquisition related expenses incurred during the second quarter 2009 and severance costs related to the first quarter 2009 sale of the property & casualty portion of the insurance business, noninterest expense was $192.5 million for the twelve month period ended December 31, 2010 as compared to $143.0 million for the twelve months ended December 31, 2009.  This increase of $49.5 million was primarily driven by higher salaries and employee benefits, occupancy costs, professional service fees, equipment expenses, marketing costs and data processing expenses resulting from the 2009 acquisitions.

While the technology and operational integration of Irwin and Peoples is complete, it is expected that wind-down costs related to acquired subsidiaries will continue through 2011.

INCOME TAXES
For the fourth quarter 2010, income tax expense was $8.1 million, resulting in an effective tax rate of 36.2%, compared with income tax expense of $8.8 million and an effective tax rate of 36.2% during the third quarter 2010 and $7.1 million and an effective tax rate of 34.0% during the comparable year-over-year period.

For the twelve month period ended December 31, 2010, income tax expense was $32.7 million, resulting in an effective tax rate of 35.6%, compared with income tax expense of $132.6 million and an effective tax rate of 37.5% for the twelve months ended December 31, 2009.

CREDIT QUALITY – EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company’s uncovered loan portfolio as of December 31, 2010 and for the trailing four quarters.

Table IV
	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2010	2010	2010	2010	2009

Total nonaccrual loans	$62,302	$66,157	$66,671	$66,869	$71,657
Restructured loans	8,336	13,365	12,752	7,584	6,125
Total nonperforming loans	70,638	79,522	79,423	74,453	77,782
Total nonperforming assets	88,545	97,827	96,241	92,540	81,927

Nonperforming assets as a % of:
Period-end loans plus OREO	3.12%	3.51%	3.42%	3.27%	2.83%
Total assets	1.42%	1.59%	1.46%	1.41%	1.23%

Nonperforming loans as a % of total loans	2.51%	2.88%	2.84%	2.65%	2.69%

Provision for loan and lease losses - uncovered	$9,741	$6,287	$6,158	$11,378	$14,812

Allowance for uncovered loan & lease losses	$57,235	$57,249	$57,811	$56,642	$59,311

Allowance for loan & lease losses as a % of:
Period-end loans	2.03%	2.07%	2.07%	2.01%	2.05%
Nonaccrual loans	91.9%	86.5%	86.7%	84.7%	82.8%
Nonperforming loans	81.0%	72.0%	72.8%	76.1%	76.3%

Total net charge-offs	$9,755	$6,849	$4,989	$14,047	$11,271
Annualized net-charge-offs as a % of average loans & leases	1.39%	0.97%	0.71%	2.00%	1.53%

Net Charge-offs
Fourth quarter 2010 net charge-offs were $9.8 million, or 1.39% of average loans and leases, compared with $6.8 million, or 0.97%, for the linked quarter and $11.3 million, or 1.53%, for the comparable year-over-year quarter.  The increase compared to the linked quarter was driven by higher charge-offs in the commercial and home equity portfolios and a lower level of total recoveries, offset by lower charge-offs in the construction portfolio.  Included in the $5.1 million of gross charge-offs related to commercial loans was $3.8 million related to the resolution of one relationship which included the sale and charge-off of $7.7 million of previously reported restructured and nonaccrual loans.

For the twelve months ended December 31, 2010, net charge-offs were $35.6 million, or 1.27% of average loans and leases.  These amounts were impacted by the alleged fraudulent activity noted during the first quarter 2010 which totaled $8.8 million, representing 31 basis points of average loans and leases for the period.  Excluding the alleged fraudulent activity, net charge-offs were $26.8 million, or 0.96%, as compared to $32.6 million, or 1.16%, for the twelve month period ended December 31, 2009.

Nonperforming Assets
Nonperforming loans totaled $70.6 million and nonperforming assets totaled $88.5 million as of December 31, 2010 compared with $79.5 million and $97.8 million, respectively, for the linked quarter and $77.8 million and $81.9 million, respectively, for the comparable year-over-year quarter.  The decrease was driven primarily by a reduction in commercial nonaccrual loans of $3.6 million and a decrease of $5.0 million related to restructured loans.  As a result of continued efforts in identifying and resolving problem credits, improvements, resolutions and charge-off activity during the quarter outpaced additions to nonperforming assets.

Total classified assets decreased $10.4 million during the fourth quarter 2010 to $202.1 million.  Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.  The decrease was due to the finalization of resolution strategies on several problem credits.  All credits included in classified assets are monitored closely and have workout strategies in place should their status continue to deteriorate.

As mentioned earlier, the Company continues to aggressively identify and resolve problem credits with some signs of effectiveness as the level of nonperforming assets improved during the quarter.  However, the deterioration of one or two larger credits could result in nonperforming assets returning to previous levels.  As a result, all larger credit relationships are closely monitored in order to mitigate potential losses should increased stress become evident.  With regard to consumer-oriented loan portfolios, the Company continues to experience stress given the prolonged depressed economic environment and current unemployment levels.

Delinquent Loans
Loans 30-to-89 days past due totaled $22.3 million, or 0.79% of period end loans, as of December 31, 2010.  This compares to $45.1 million, or 1.63%, as of September 30, 2010 and $19.1 million, or 0.66%, as of December 31, 2009.  The decrease compared to the linked quarter resulted from the resolution of several large multi-family loans.

Provision for Loan & Lease Losses
Fourth quarter 2010 provision expense related to uncovered loans and leases was $9.7 million as compared to $6.3 million during the linked quarter and $14.8 million during the comparable year-over-year quarter.  As a percentage of net charge-offs, fourth quarter 2010 provision expense was 99.9% compared to 91.8% during the third quarter 2010 and 131.4% during the fourth quarter 2009.

Allowance for Loan & Lease Losses
As of the end of the fourth quarter 2010, the allowance for uncovered loan and lease losses was $57.2 million as compared to $57.2 million as of September 30, 2010 and $59.3 million as of December 31, 2009.  As a percentage of period-end loans, the allowance for loan and lease losses was 2.03% as of December 31, 2010 as compared to 2.07% as of September 30, 2010 and 2.05% as of December 31, 2009.  The allowance for loan and lease losses as of December 31, 2010 reflects management’s estimate of credit risk inherent in the Company’s uncovered loan portfolio at that time.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, not including covered loans, as of December 31, 2010, September 30, 2010 and December 31, 2009.

Table V
	As of
	December 31, 2010		September 30, 2010		December 31, 2009
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$800,253	28.4%	$763,449	27.6%	$800,261	27.6%

Real estate - construction	163,543	5.8%	178,914	6.5%	253,223	8.7%

Real estate - commercial	1,139,931	40.5%	1,095,543	39.6%	1,079,628	37.3%

Real estate - residential	269,173	9.6%	283,914	10.3%	321,047	11.1%

Installment	69,711	2.5%	73,138	2.6%	82,989	2.9%

Home equity	341,310	12.1%	341,288	12.3%	328,940	11.4%

Credit card	29,563	1.0%	28,825	1.0%	29,027	1.0%

Lease financing	2,609	0.1%	138	0.0%	14	0.0%

Total	$2,816,093	100.0%	$2,765,209	100.0%	$2,895,129	100.0%

Loans, excluding covered loans, totaled $2.8 billion at the end of the fourth quarter, representing an increase of $50.9 million, or 1.8%, compared to September 30, 2010 and a decrease of $79.0 million, or 2.7%, compared to December 31, 2009.  As compared to the linked quarter, the composition of the loan portfolio remained similar to the linked quarter with net loan growth occurring in the commercial and commercial real estate portfolios offset by decreases in the construction and residential real estate portfolios.  While the Company did experience modest growth in the portfolio during the fourth quarter, loan demand continues to remain slow in the Company’s strategic operating markets.

INVESTMENTS
The following table presents a summary of the total investment portfolio at December 31, 2010.

Table VI
	As of December 31, 2010
	Book	Percent of	Book	Cost	Market	Gain/
(Dollars in thousands)	Value	Total	Yield	Basis	Value	(Loss)

U.S. Treasury notes	$13,959	1.4%	2.03	99.71	102.37	$372
Agencies	105,985	10.4%	2.76	100.00	100.91	957
CMOs (agency)	336,458	33.1%	1.51	100.35	100.76	1,355
CMOs (private)	44	0.0%	0.95	100.00	100.39	0
MBSs (agency)	452,366	44.6%	3.56	102.18	104.85	11,532

	908,812	89.5%	2.68	101.21	102.80	14,216

Municipal	17,479	1.7%	7.19	99.22	101.52	401
Other [1]	88,914	8.8%	3.08	102.37	103.07	608

	106,393	10.5%	3.75	101.85	102.81	1,009

Total investment portfolio	$1,015,205	100.0%	2.79	101.28	102.80	$15,225

		Net Unrealized Gain/(Loss)				$15,225
		Aggregate Gains				17,970
		Aggregate Losses				(2,745)

		Net Unrealized Gain/(Loss) % of Book Value				1.50%

1 Other includes $78.7 million of regulatory stock

The increase in the investment portfolio relative to the linked quarter was due to the purchase of $364.2 million of GNMA, FNMA and FHLMC mortgage backed securities during the quarter, net of maturities and amortizations.  While loan demand remains muted, the Company continues to selectively redeploy a portion of its cash position to purchase investments as market conditions permit.  Future purchases will be made utilizing the same discipline and portfolio management philosophy applied in the past, including avoidance of material credit risk and geographic concentration risk within mortgage-backed securities, while also balancing the Company’s overall asset / liability management objectives.

DEPOSITS
The following table presents a roll-forward of deposit activity during the fourth quarter 2010, including activity related to deposits acquired through the FDIC-assisted transactions.

Table VII
	Deposit Activity - Fourth Quarter 2010
	Balance as of		Acquired-	Balance as of
	September 30,	Strategic	Non-Strategic	December 31,
(Dollars in thousands)	2010	Portfolio	Portfolio	2010

Transaction and savings accounts	$3,120,611	212,149	18,646	$3,351,406

Time deposits	1,742,059	(57,961)	(21,757)	1,662,341

Brokered deposits	188,593	(3,636)	(52,455)	132,502

Total deposits	$5,051,263	$150,552	$(55,566)	$5,146,249

During the fourth quarter 2010, the Company announced its intent to exit the Michigan and Louisville, KY markets acquired as part of the Irwin transaction.   As such, the deposits associated with these locations are now classified as acquired-non-strategic.

Strategic transaction and savings accounts increased $212.1 million during the fourth quarter 2010, driven by $130.9 million of seasonal growth in public funds accounts and an increase of $80.1 million in retail transactional and savings accounts.  Average interest-bearing transaction balances and savings accounts increased 5.6% and 5.5%, respectively, during the fourth quarter 2010 as compared to the linked quarter.  Similar to prior quarters’, acquired-non-strategic time deposit and brokered deposit balances continued to decline.  As of December 31, 2010, brokered deposits had declined to less than 3% of total deposits.

CAPITAL MANAGEMENT
The following table presents First Financial’s preliminary regulatory and other capital ratios as of December 31, 2010, September 30, 2010 and December 31, 2009.  Prior period amounts have been revised to reflect the purchase accounting adjustments discussed in Acquisitions in Section II below.

Table VIII
	As of
	December 31,	September 30,	December 31,	"Well-Capitalized"
	2010	2010	2009	Minimum

Leverage Ratio	10.89%	10.50%	9.24%	5.00%

Tier 1 Capital Ratio	18.45%	18.64%	16.11%	6.00%

Total Risk-Based Capital Ratio	19.72%	19.91%	17.37%	10.00%

Ending tangible shareholders' equity to ending tangible assets	10.33%	10.38%	8.95%	N/A

Ending tangible common shareholders' equity to ending tangible assets	10.33%	10.38%	7.75%	N/A

Capital levels remained relatively consistent during the fourth quarter 2010 as compared to the linked quarter.  As of December 31, 2010, tangible book value per common share was $11.02 compared to $10.90 as of September 30, 2010 and $9.94 as of December 31, 2009.

SECTION II – SUPPLEMENTAL INFORMATION ON COVERED ASSETS AND ACQUISITION-RELATED ITEMS

To assist in analyzing the effect of the 2009 FDIC assisted transactions on the financial results, supplemental information that segregates the estimated impact on pre-tax earnings of certain acquisition-related items and provides additional detail on the covered loan portfolio follows.

SUMMARY OF SIGNIFICANT ACQUISITION-RELATED ITEMS
The following table illustrates the estimated effect of certain acquisition-related items on the results of operations for the three months ended December 31, September 30, June 30 and March 31, 2010 as well as for the twelve months ended December 31, 2010.

Table IX
					For the Twelve
	For the Three Months Ended				Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2010	2010	2010	2010	2010

Income effect:
Accelerated discount on loan prepayments and dispositions [1,2]	$6,113	$9,448	$7,408	$6,098	$29,067
Acquired-non-strategic net interest income	9,937	10,586	10,207	10,854	41,584
FDIC loss sharing income	11,306	17,800	15,170	7,568	51,844
Service charges on deposit accounts related to acquired-non-strategic operations	196	168	130	230	724
Other income related to acquired-non-strategic operations	331	(124)	346	(150)	403
Income related to the accelerated discount on loan prepayments and dispositions and acquired-non-strategic operations	27,883	37,878	33,261	24,600	123,622

Expense effect:
Provision for loan and lease losses - covered	13,997	20,725	18,962	9,460	63,144
Acquired-non-strategic operating expenses: [3]
Salaries and employee benefits	820	13	29	122	984
Occupancy	161	91	542	1,415	2,209
Other	3,071	462	699	664	4,896
Total acquired-non-strategic operating expenses	4,052	566	1,270	2,201	8,089

FDIC indemnification support [3]	1,160	875	938	605	3,578
Loss share expense	616	-	-	-	616
Acquisition-related costs: [3]
Integration-related costs	9	(102)	720	999	1,626
Professional services fees	396	1,174	1,436	1,457	4,463
Other	7	433	24	172	636
Total acquisition-related costs	412	1,505	2,180	2,628	6,725

Transition-related items: [3]
Salaries and benefits	176	796	1,843	4,776	7,591
Occupancy	172	50	(522)	910	610
Other	336	-	-	577	913
Total transition-related items	684	846	1,321	6,263	9,114
Total expense effect	20,921	24,517	24,671	21,157	91,266
Total estimated effect on pre-tax earnings	$6,962	$13,361	$8,590	$3,443	$32,356

1 Included in noninterest income
2 Net of the corresponding valuation adjustment on the FDIC indemnification asset
3 Included in noninterest expense

ACCERLERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the fourth quarter, First Financial recognized approximately $6.1 million in accelerated discount recognition from acquired loans.  Accelerated discount is recognized when acquired loans, which are recorded on First Financials balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than the recorded book value.  Prepayments can occur either through customer driven payments before the maturity date or loan sales.  The amount of discount attributable to the credit loss content in each loan varies and the recognized amount is offset by a related reduction in the FDIC Indemnification Asset.

The Company did not conduct any material loan sales involving either acquired-non-strategic loans or loans originated by its franchise finance unit during the fourth quarter 2010.  All accelerated discount revenue recognized during the fourth quarter pertained to covered loan prepayments.

For the full year 2010, First Financial sold $47.7 million of loans, consisting of $24.5 million of acquired-non-strategic western market covered loans and $23.2 million of loans related to the franchise finance unit.  As a result of these loan sales, the Company recognized $2.3 million related to the accelerated discount during 2010.  The remaining $26.8 million of accelerated discount resulted from loan prepayments.

When losses are incurred on covered loans that exceed expectations, the Company recognizes the gross credit losses in excess of the valuation mark as provision expense.  Reimbursements due from the FDIC under loss share agreements related to these credit losses are recorded as noninterest income.  The impact on earnings of this offsetting activity is shown above as the net effect of the gross up of credit losses and FDIC reimbursement, representing the Company’s proportionate share of the credit losses realized on covered loans.

COVERED ASSETS & LOSS SHARE AGREEMENTS
As of December 31, 2010, 34.5% of the Company’s total loans were covered loans.  As required under the loss-share arrangements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans.  To date, all certifications have been filed in a timely manner and without significant issues.

COVERED LOAN PORTFOLIO
The following table presents estimated activity in the covered loan portfolio by loan type during the fourth quarter 2010.

Table X
	Covered Loan Activity - Fourth Quarter 2010
		Reduction in Balance Due to:
	September 30,		Prepayments /	Contractual		Loans With	December 31,
(Dollars in thousands)	2010	Loan Sales	Renewals	Activity [1]	Charge-Offs [2]	Coverage Removed	2010

Commercial	$386,593	$-	$25,446	$25,618	$795	$695	$334,039
Real estate - construction	59,803	-	255	16,150	655	-	42,743
Real estate - commercial	897,388	-	27,321	4,452	5,708	4,182	855,725
Real estate - residential	236,292	-	13,341	492	1,712	-	220,747
Installment	21,863	-	1,197	(886)	481	-	21,071
Other covered loans	7,645	-	-	477	-	-	7,168
Total covered loans	$1,609,584	$-	$67,560	$46,303	$9,351	$4,877	$1,481,493

1 Includes partial paydowns, accretion of the valuation discount and advances on revolving loans
2 Indemnified at 80% from the FDIC

During the fourth quarter 2010, the total balance of covered loans decreased $128.1 million, or 8.0%, as compared to the previous quarter.  The decrease was driven primarily by prepayments and renewals of $67.6 million, or 4.2% of the quarterly decline, and contractual payments of $46.3 million, or 2.9% of the quarterly decline.

ALLOWANCE FOR LOAN LOSSES
Under the applicable accounting guidance, the allowance for loan losses related to covered loans as a result of impairment identified in on-going valuation procedures is generally recognized in the current period as provision expense.  Improvement in the credit outlook is generally not recognized immediately but instead is reflected as an adjustment to the yield earned on the related loan pools on a prospective basis.  However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period’s provision expense.  Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis.  The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The Company established an allowance for loan losses associated with covered loans during 2010 based on estimated valuation procedures performed during the period.  During the fourth quarter 2010, the Company updated its estimated valuation related to these loans.  As a result of net impairment identified in certain loan pools of $4.9 million and net charge-offs of $9.1 million, it recognized a provision expense related to covered loans of $14.0 million, resulting in an allowance for covered loan losses of $16.5 million as of December 31, 2010.  The related receivable due from the FDIC under loss share agreements related to these loans of $11.3 million was recognized as FDIC loss share income and a corresponding increase to the FDIC indemnification asset.

For the twelve month period ended December 31, 2010, the Company recognized $63.1 million of provision expense related to covered loans and realized net charge-offs of $46.7 million.  The related receivable due from the FDIC under loss share agreements for the full year 2010, recognized as FDIC loss share income, totaled $51.8 million.

DETAILS OF RESULTS
The results of the comparable periods in 2010 and 2009 were impacted by a number of acquisition-related items.  During the third quarter 2009, through FDIC-assisted transactions, First Financial assumed the banking operations of Peoples Community Bank (“Peoples”), Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B. (collectively, “Irwin”).

In connection with the FDIC-assisted transactions, the Company has loss sharing arrangements with the FDIC.  Under the terms of these agreements, the FDIC will reimburse the Company for losses with respect to certain loans (“covered loans”) and other real estate owned (“OREO”) (collectively, “covered assets”).

As a result of the acquisitions, the Company’s business and operating markets expanded significantly.  To assist readers in understanding the financial and strategic impact of the acquisitions, the combined operations of First Financial’s legacy and acquired businesses will be discussed in three categories: “Legacy-Strategic”, “Acquired-Strategic” and “Acquired-Non-Strategic”.  Additional disclosures have been added in a separate section of the earnings release that segregate the effect acquisition-related items have on certain reported income statement and balance sheet amounts, “Section II – Supplemental Information on Covered Assets and Acquisition-Related Items”.  Definitions of the business categories and other financial items related to the acquisitions can be found below in “Glossary of Terms”.

In an effort to simplify and clarify the financial performance of First Financial, a number of significant items are noted separately throughout this release and will address the nature, timing and expected recurrence of each item.  Available on the Company’s website at www.bankatfirst.com is a presentation providing supplemental information regarding its quarterly results.

Glossary of Terms
To assist readers in understanding the Company’s financial results and the effect of the acquisitions on reported amounts, the following terms are used throughout this release to refer to specific acquisition-related items. The first three define the business components referred to above and the remaining items define specific covered loan terminology.

Legacy-strategic – Elements of the business that existed prior to the acquisitions and will continue to be supported.

Acquired-strategic – Elements of the business that the Company intends to retain and will continue to support and build. Legacy-strategic and acquired-strategic are collectively referred to as “strategic.”

Acquired-non-strategic – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected.

Accelerated discount on loan prepayments and dispositions – The acceleration of the unrealized valuation discount. This item will be ongoing but diminishing as covered loan balances decline over time.

UPB – Unpaid principal balance

Carrying value – The unpaid principal balance of a covered loan less any valuation discount.

Unless otherwise noted, all amounts discussed in this earnings release are pre-tax except net income and per-share data which are presented after-tax. Percentage changes are not annualized unless specifically noted. In some instances, financial data may not add up due to rounding.

ACQUISITIONS
Subsequent Events
The Irwin and Peoples acquisitions were considered business combinations and accounted for under FASB Codification Topic 805: Business Combinations, FASB Codification Topic 820: Fair Value Measurements, FASB Codification Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality and FASB Codification Topic 310-20: Receivables – Nonrefundable Fees and Costs.  All acquired assets and liabilities, including identifiable intangible assets, were recorded at their estimated fair values as of the date of acquisition.

Purchase Accounting Adjustments
When additional information arises subsequent to the acquisition date and within one year, the Company is permitted to record adjustments to the initial purchase entries.  The one year period for such adjustments related to the 2009 acquisitions expired at the end of the third quarter 2010.  Such items recorded by the Company within the one year period represent the final valuation adjustments allowable under the applicable accounting guidance and impacted reported amounts for 2009 only.

The most significant purchase accounting adjustments pertained to items affecting the gain on acquisitions originally reported during the third quarter 2009.  These items, all of which were associated with the Irwin transaction, were related to the valuation of the indemnification asset, valuation of loans acquired and fair value adjustments for other assets primarily related to the establishment of valuation allowances for certain assets of and investments in subsidiaries as well as other community reinvestment related assets.  The total impact of these adjustments was a decrease in the originally reported pre-tax gain of $383.3 million to $342.5 million.

Teleconference / Webcast Information
First Financial’s senior management will host a conference call to discuss the Company’s financial and operating results on Thursday, January 27, 2011 at 9:00 a.m.  Members of the public who would like to listen to the conference call should dial (877) 317-6789 (U.S. toll free), (866) 605-3852 (Canada toll free) or +1 (412) 317-6789 (International) (no passcode required).  The number should be dialed five to ten minutes prior to the start of the conference call.  The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com.  A replay of the conference call will be available beginning one hour after the completion of the live call through February 11, 2011 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 447697.  The webcast will be archived on the Investor Relations section of the Company’s website through January 26, 2012.

Press Release and Additional Information on Website
This press release as well as supplemental information related to this release is available to the public through the Investor Relations section of First Financial’s website at www.bankatfirst.com/investor.

Forward-Looking Statement
Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’).  In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements.  Words such as ‘‘believes’’, ‘‘anticipates’’, ‘‘likely’’, ‘‘expected’’, ‘‘intends’’, and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risks and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management’s ability to effectively execute its business plan;
▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;
▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);
▪	inflation and possible changes in interest rates;
▪	our ability to keep up with technological changes;
▪	mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected;
▪	the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company;
▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;
▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;
▪	adverse changes in the securities and debt markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company.  As of December 31, 2010, the Company had $6.3 billion in assets, $4.3 billion in loans, $5.1 billion in deposits and $697 million in shareholders’ equity.  The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management.  The commercial and retail units provide traditional banking services to business and consumer clients.  First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.3 billion in assets under management as of December 31, 2010.  The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 108 banking centers across 70 communities.  Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts	Media
Kenneth Lovik	Cheryl Lipp
Vice President, Investor Relations and	First Vice President, Director of Communications
Corporate Development	(513) 979-5797
(513) 979-5837	cheryl.lipp@bankatfirst.com
kenneth.lovik@bankatfirst.com

Selected Financial Information

December 31, 2010

(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share)
(Unaudited)

	Three months ended,					Twelve months ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2010	2010	2010	2010	2009	2010	2009
RESULTS OF OPERATIONS
Net income	$14,300	$15,579	$17,774	$11,598	$13,795	$59,251	$221,337
Net income available to common shareholders	$14,300	$15,579	$17,774	$9,733	$12,795	$57,386	$217,759
Net earnings per common share - basic	$0.25	$0.27	$0.31	$0.18	$0.25	$1.01	$4.84
Net earnings per common share - diluted	$0.24	$0.27	$0.30	$0.17	$0.25	$0.99	$4.78
Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.40	$0.40

KEY FINANCIAL RATIOS
Return on average assets	0.90%	0.96%	1.08%	0.71%	0.80%	0.91%	4.67%
Return on average shareholders' equity	8.14%	9.03%	10.62%	6.92%	8.36%	8.68%	47.44%
Return on average common shareholders' equity	8.14%	9.03%	10.62%	6.25%	8.81%	8.55%	56.07%
Return on average tangible common shareholders' equity	8.87%	9.87%	11.64%	6.89%	9.82%	9.35%	66.17%

Net interest margin	4.65%	4.59%	4.53%	4.89%	4.65%	4.66%	4.05%
Net interest margin (fully tax equivalent) (1)	4.67%	4.60%	4.54%	4.91%	4.67%	4.68%	4.08%

Ending equity as a percent of ending assets	11.16%	11.23%	10.35%	10.20%	9.76%	11.16%	9.76%
Ending common equity as a percent of ending assets	11.16%	11.23%	10.35%	10.20%	8.57%	11.16%	8.57%
Ending tangible common equity as a percent of:
Ending tangible assets	10.33%	10.38%	9.55%	9.38%	7.75%	10.33%	7.75%
Risk-weighted assets	17.36%	17.61%	17.17%	16.39%	13.10%	17.36%	13.10%

Average equity as a percent of average assets	11.12%	10.68%	10.14%	10.22%	9.57%	10.53%	9.85%
Average common equity as a percent of average assets	11.12%	10.68%	10.14%	9.51%	8.42%	10.35%	8.20%
Average tangible common equity as a percent of average tangible assets	10.29%	9.86%	9.33%	8.70%	7.62%	9.55%	7.04%

Book value per common share	$12.01	$11.90	$11.74	$11.55	$11.10	$12.01	$11.10
Tangible book value per common share	$11.02	$10.90	$10.73	$10.53	$9.94	$11.02	$9.94

Tier 1 Ratio (2)	18.45%	18.64%	18.15%	17.37%	16.11%	18.45%	16.11%
Total Capital Ratio (2)	19.72%	19.91%	19.42%	18.64%	17.37%	19.72%	17.37%
Leverage Ratio (2)	10.89%	10.50%	9.99%	9.76%	9.24%	10.89%	9.24%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$2,804,832	$2,805,764	$2,806,616	$2,849,562	$2,929,850	$2,816,541	$2,820,201
Covered loans and FDIC indemnification asset	1,783,737	1,886,750	2,041,820	2,168,407	2,254,989	1,968,896	703,562
Investment securities	798,135	691,700	597,991	558,595	608,952	662,344	667,843
Interest-bearing deposits with other banks	405,920	483,097	554,333	394,741	447,999	459,618	151,198
Total earning assets	$5,792,624	$5,867,311	$6,000,760	$5,971,305	$6,241,790	$5,907,399	$4,342,804
Total assets	$6,270,480	$6,408,479	$6,621,021	$6,647,541	$6,840,393	$6,485,632	$4,734,809
Noninterest-bearing deposits	$741,343	$721,501	$740,011	$774,393	$840,314	$744,159	$539,336
Interest-bearing deposits	4,438,113	4,448,929	4,570,971	4,544,471	4,710,167	4,500,188	3,171,496
Total deposits	$5,179,456	$5,170,430	$5,310,982	$5,318,864	$5,550,481	$5,244,347	$3,710,832
Borrowings	$213,107	$352,370	$447,945	$458,876	$471,916	$367,358	$489,109
Shareholders' equity	$697,016	$684,112	$671,051	$679,567	$654,631	$682,987	$466,610

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	2.03%	2.07%	2.07%	2.01%	2.05%	2.03%	2.05%
Allowance to nonaccrual loans	91.87%	86.54%	86.71%	84.71%	82.77%	91.87%	82.77%
Allowance to nonperforming loans	81.03%	71.99%	72.79%	76.08%	76.25%	81.03%	76.25%
Nonperforming loans to total loans	2.51%	2.88%	2.84%	2.65%	2.69%	2.51%	2.69%
Nonperforming assets to ending loans, plus OREO	3.12%	3.51%	3.42%	3.27%	2.83%	3.12%	2.83%
Nonperforming assets to total assets	1.42%	1.59%	1.46%	1.41%	1.23%	1.42%	1.23%
Net charge-offs to average loans (annualized)	1.39%	0.97%	0.71%	2.00%	1.53%	1.27%	1.16%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.
(2) December 31, 2010 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share)
(Unaudited)

	Three months ended,			Twelve months ended,
	Dec. 31,			Dec. 31,
	2010	2009	% Change	2010	2009	% Change
Interest income
Loans, including fees	$75,836	$81,471	(6.9)%	$306,075	$195,917	56.2%
Investment securities
Taxable	5,522	6,422	(14.0)%	21,748	29,376	(26.0)%
Tax-exempt	214	320	(33.1)%	934	1,492	(37.4)%
Total investment securities interest	5,736	6,742	(14.9)%	22,682	30,868	(26.5)%
Other earning assets	749	5,132	(85.4)%	14,745	6,443	128.9%
Total interest income	82,321	93,345	(11.8)%	343,502	233,228	47.3%

Interest expense
Deposits	12,923	17,207	(24.9)%	58,336	47,580	22.6%
Short-term borrowings	33	23	43.5%	94	1,318	(92.9)%
Long-term borrowings	1,194	2,611	(54.3)%	8,341	7,145	16.7%
Subordinated debentures and capital securities	265	322	(17.7)%	1,221	1,202	1.6%
Total interest expense	14,415	20,163	(28.5)%	67,992	57,245	18.8%
Net interest income	67,906	73,182	(7.2)%	275,510	175,983	56.6%
Provision for loan and lease losses - uncovered	9,741	14,812	(34.2)%	33,564	56,084	(40.2)%
Provision for loan and lease losses - covered	13,997	0	N/M	63,144	0	N/M
Net interest income after provision for loan and lease losses	44,168	58,370	(24.3)%	178,802	119,899	49.1%

Noninterest income
Service charges on deposit accounts	5,090	5,886	(13.5)%	22,188	19,662	12.8%
Trust and wealth management fees	3,283	3,584	(8.4)%	13,862	13,465	2.9%
Bankcard income	2,255	1,869	20.7%	8,518	5,961	42.9%
Net gains from sales of loans	1,241	341	263.9%	4,632	1,196	287.3%
Gains on sales of investment securities	0	0	N/M	0	3,349	(100.0)%
Gain on acquisition	0	0	N/M	0	342,494	(100.0)%
FDIC loss sharing income	11,306	0	N/M	51,844	0	N/M
Accelerated discount on covered loans	6,113	8,215	(25.6)%	29,067	8,601	237.9%
(Loss) Income on preferred securities	0	(138)	(100.0)%	(30)	139	(121.6)%
Other	5,246	4,392	19.4%	16,750	9,848	70.1%
Total noninterest income	34,534	24,149	43.0%	146,831	404,715	(63.7)%

Noninterest expenses
Salaries and employee benefits	28,819	30,141	(4.4)%	117,363	86,068	36.4%
Net occupancy	4,430	7,290	(39.2)%	22,555	16,202	39.2%
Furniture and equipment	3,022	2,527	19.6%	10,299	8,054	27.9%
Data processing	1,593	890	79.0%	5,152	3,475	48.3%
Marketing	1,453	1,283	13.3%	5,357	3,494	53.3%
Communication	892	1,169	(23.7)%	3,908	3,246	20.4%
Professional services	2,863	2,605	9.9%	9,169	6,032	52.0%
Debt extinguishment	0	0	N/M	8,029	0	N/M
State intangible tax	1,362	564	141.5%	4,843	2,508	93.1%
FDIC assessments	2,272	1,529	48.6%	8,312	6,847	21.4%
Other	9,584	13,609	(29.6)%	38,693	34,712	11.5%
Total noninterest expenses	56,290	61,607	(8.6)%	233,680	170,638	36.9%
Income before income taxes	22,412	20,912	7.2%	91,953	353,976	(74.0)%
Income tax expense	8,112	7,117	14.0%	32,702	132,639	(75.3)%
Net income	14,300	13,795	3.7%	59,251	221,337	(73.2)%
Dividends on preferred stock	0	1,000	(100.0)%	1,865	3,578	(47.9)%
Income available to common shareholders	$14,300	$12,795	11.8%	$57,386	$217,759	(73.6)%

ADDITIONAL DATA
Net earnings per common share - basic	$0.25	$0.25		$1.01	$4.84
Net earnings per common share - diluted	$0.24	$0.25		$0.99	$4.78
Dividends declared per common share	$0.10	$0.10		$0.40	$0.40

Return on average assets	0.90%	0.80%		0.91%	4.67%
Return on average shareholders' equity	8.14%	8.36%		8.68%	47.44%

Interest income	$82,321	$93,345	(11.8)%	$343,502	$233,228	47.3%
Tax equivalent adjustment	220	295	(25.4)%	866	1,265	(31.5)%
Interest income - tax equivalent	82,541	93,640	(11.9)%	344,368	234,493	46.9%
Interest expense	14,415	20,163	(28.5)%	67,992	57,245	18.8%
Net interest income - tax equivalent	$68,126	$73,477	(7.3)%	$276,376	$177,248	55.9%

Net interest margin	4.65%	4.65%		4.66%	4.05%
Net interest margin (fully tax equivalent) (1)	4.67%	4.67%		4.68%	4.08%

Full-time equivalent employees (2)	1,529	1,390

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

(2) Does not include associates from acquisitions that are currently in a temporary hire status.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

(Dollars in thousands, except per share)
(Unaudited)

	2010
	Fourth	Third	Second	First		% Change
	Quarter	Quarter	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	$75,836	$75,957	$74,944	$79,338	$306,075	(0.2)%
Investment securities
Taxable	5,522	5,386	5,444	5,396	21,748	2.5%
Tax-exempt	214	240	245	235	934	(10.8)%
Total investment securities interest	5,736	5,626	5,689	5,631	22,682	2.0%
Other earning assets	749	3,101	5,305	5,590	14,745	(75.8)%
Total interest income	82,321	84,684	85,938	90,559	343,502	(2.8)%

Interest expense
Deposits	12,923	14,457	15,308	15,648	58,336	(10.6)%
Short-term borrowings	33	25	17	19	94	32.0%
Long-term borrowings	1,194	2,034	2,556	2,557	8,341	(41.3)%
Subordinated debentures and capital securities	265	322	319	315	1,221	(17.7)%
Total interest expense	14,415	16,838	18,200	18,539	67,992	(14.4)%
Net interest income	67,906	67,846	67,738	72,020	275,510	0.1%
Provision for loan and lease losses - uncovered	9,741	6,287	6,158	11,378	33,564	54.9%
Provision for loan and lease losses - covered	13,997	20,725	18,962	9,460	63,144	(32.5)%
Net interest income after provision for loan and lease losses	44,168	40,834	42,618	51,182	178,802	8.2%

Noninterest income
Service charges on deposit accounts	5,090	5,632	5,855	5,611	22,188	(9.6)%
Trust and wealth management fees	3,283	3,366	3,668	3,545	13,862	(2.5)%
Bankcard income	2,255	2,193	2,102	1,968	8,518	2.8%
Net gains from sales of loans	1,241	2,749	473	169	4,632	(54.9)%
FDIC loss sharing income	11,306	17,800	15,170	7,568	51,844	(36.5)%
Accelerated discount on covered loans	6,113	9,448	7,408	6,098	29,067	(35.3)%
(Loss) income on preferred securities	0	0	0	(30)	(30)	N/M
Other	5,246	3,707	5,791	2,006	16,750	41.5%
Total noninterest income	34,534	44,895	40,467	26,935	146,831	(23.1)%

Noninterest expenses
Salaries and employee benefits	28,819	28,790	29,513	30,241	117,363	0.1%
Net occupancy	4,430	4,663	5,340	8,122	22,555	(5.0)%
Furniture and equipment	3,022	2,490	2,514	2,273	10,299	21.4%
Data processing	1,593	1,191	1,136	1,232	5,152	33.8%
Marketing	1,453	1,230	1,600	1,074	5,357	18.1%
Communication	892	986	822	1,208	3,908	(9.5)%
Professional services	2,863	2,117	2,446	1,743	9,169	35.2%
Debt extinguishment	0	8,029	0	0	8,029	(100.0)%
State intangible tax	1,362	724	1,426	1,331	4,843	88.1%
FDIC assessments	2,272	2,123	1,907	2,010	8,312	7.0%
Other	9,584	8,967	9,115	11,027	38,693	6.9%
Total noninterest expenses	56,290	61,310	55,819	60,261	233,680	(8.2)%
Income before income taxes	22,412	24,419	27,266	17,856	91,953	(8.2)%
Income tax expense	8,112	8,840	9,492	6,258	32,702	(8.2)%
Net income	14,300	15,579	17,774	11,598	59,251	(8.2)%
Dividends on preferred stock	0	0	0	1,865	1,865	N/M
Income available to common shareholders	$14,300	$15,579	$17,774	$9,733	$57,386	(8.2)%

ADDITIONAL DATA
Net earnings per common share - basic	$0.25	$0.27	$0.31	$0.18	$1.01
Net earnings per common share - diluted	$0.24	$0.27	$0.30	$0.17	$0.99
Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.40

Return on average assets	0.90%	0.96%	1.08%	0.71%	0.91%
Return on average shareholders' equity	8.14%	9.03%	10.62%	6.92%	8.68%

Interest income	$82,321	$84,684	$85,938	$90,559	$343,502	(2.8)%
Tax equivalent adjustment	220	222	212	212	866	(0.9)%
Interest income - tax equivalent	82,541	84,906	86,150	90,771	344,368	(2.8)%
Interest expense	14,415	16,838	18,200	18,539	67,992	(14.4)%
Net interest income - tax equivalent	$68,126	$68,068	$67,950	$72,232	$276,376	0.1%

Net interest margin	4.65%	4.59%	4.53%	4.89%	4.66%
Net interest margin (fully tax equivalent) (1)	4.67%	4.60%	4.54%	4.91%	4.68%

Full-time equivalent employees (2)	1,529	1,535	1,511	1,466

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

(2) Does not include associates from acquisitions that are currently in a temporary hire status.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

(Dollars in thousands, except per share)
(Unaudited)

	2009
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$81,471	$46,811	$33,978	$33,657	$195,917
Investment securities
Taxable	6,422	6,241	8,023	8,690	29,376
Tax-exempt	320	352	386	434	1,492
Total investment securities interest	6,742	6,593	8,409	9,124	30,868
Other earning assets	5,132	1,311	0	0	6,443
Total interest income	93,345	54,715	42,387	42,781	233,228

Interest expense
Deposits	17,207	11,490	9,080	9,803	47,580
Short-term borrowings	23	261	527	507	1,318
Long-term borrowings	2,611	1,977	1,251	1,306	7,145
Subordinated debentures and capital securities	322	323	320	237	1,202
Total interest expense	20,163	14,051	11,178	11,853	57,245
Net interest income	73,182	40,664	31,209	30,928	175,983
Provision for loan and lease losses - uncovered	14,812	26,655	10,358	4,259	56,084
Net interest income after provision for loan and lease losses	58,370	14,009	20,851	26,669	119,899

Noninterest income
Service charges on deposit accounts	5,886	5,408	4,289	4,079	19,662
Trust and wealth management fees	3,584	3,339	3,253	3,289	13,465
Bankcard income	1,869	1,379	1,422	1,291	5,961
Net gains from sales of loans	341	63	408	384	1,196
Gains on sales of investment securities	0	0	3,349	0	3,349
Gain on acquisition	0	342,494	0	0	342,494
Accelerated discount on covered loans	8,215	386	0	0	8,601
(Loss) income on preferred securities	(138)	154	112	11	139
Other	4,392	1,213	1,264	2,979	9,848
Total noninterest income	24,149	354,436	14,097	12,033	404,715

Noninterest expenses
Salaries and employee benefits	30,141	22,051	16,223	17,653	86,068
Net occupancy	7,290	3,442	2,653	2,817	16,202
Furniture and equipment	2,527	1,874	1,851	1,802	8,054
Data processing	890	973	794	818	3,475
Marketing	1,283	871	700	640	3,494
Communication	1,169	737	669	671	3,246
Professional services	2,605	1,220	1,254	953	6,032
State intangible tax	564	628	648	668	2,508
FDIC assessments	1,529	1,612	3,424	282	6,847
Other	13,609	12,893	4,580	3,630	34,712
Total noninterest expenses	61,607	46,301	32,796	29,934	170,638
Income before income taxes	20,912	322,144	2,152	8,768	353,976
Income tax expense	7,117	121,787	702	3,033	132,639
Net income	13,795	200,357	1,450	5,735	221,337
Dividends on preferred stock	1,000	1,000	1,000	578	3,578
Net income available to common shareholders	$12,795	$199,357	$450	$5,157	$217,759

ADDITIONAL DATA
Net earnings per common share - basic	$0.25	$3.91	$0.01	$0.14	$4.84
Net earnings per common share - diluted	$0.25	$3.87	$0.01	$0.14	$4.78
Dividends declared per common share	$0.10	$0.10	$0.10	$0.10	$0.40

Return on average assets	0.80%	17.64%	0.15%	0.62%	4.67%
Return on average shareholders' equity	8.36%	166.45%	1.53%	6.63%	47.44%

Interest income	$93,345	$54,715	$42,387	$42,781	$233,228
Tax equivalent adjustment	295	300	307	363	1,265
Interest income - tax equivalent	93,640	55,015	42,694	43,144	234,493
Interest expense	20,163	14,051	11,178	11,853	57,245
Net interest income - tax equivalent	$73,477	$40,964	$31,516	$31,291	$177,248

Net interest margin	4.65%	3.90%	3.59%	3.61%	4.05%
Net interest margin (fully tax equivalent) (1)	4.67%	3.93%	3.63%	3.65%	4.08%

Full-time equivalent employees (2)	1,390	1,150	1,048	1,063

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis.  Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons.  Management also uses these measures to make peer comparisons.

(2) Does not include associates from acquisitions that are currently in a temporary hire status.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	% Change	% Change
	2010	2010	2010	2010	2009	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$105,981	$144,101	$166,604	$308,330	$344,150	(26.5)%	(69.2)%
Interest-bearing deposits with other banks	176,952	280,457	675,891	416,619	262,017	(36.9)%	(32.5)%
Investment securities trading	0	0	0	0	200	N/M	(100.0)%
Investment securities available-for-sale	919,110	616,175	503,404	430,519	471,002	49.2%	95.1%
Investment securities held-to-maturity	17,406	17,842	17,601	17,903	18,115	(2.4)%	(3.9)%
Other investments	78,689	86,509	86,509	87,029	89,830	(9.0)%	(12.4)%
Loans held for sale	29,292	19,075	11,946	3,243	6,413	53.6%	356.8%
Loans
Commercial	800,253	763,449	749,522	763,084	800,261	4.8%	(0.0)%
Real estate - construction	163,543	178,914	197,112	216,289	253,223	(8.6)%	(35.4)%
Real estate - commercial	1,139,931	1,095,543	1,113,836	1,091,830	1,079,628	4.1%	5.6%
Real estate - residential	269,173	283,914	296,295	306,769	321,047	(5.2)%	(16.2)%
Installment	69,711	73,138	75,862	78,682	82,989	(4.7)%	(16.0)%
Home equity	341,310	341,288	332,928	330,973	328,940	0.0%	3.8%
Credit card	29,563	28,825	28,567	27,960	29,027	2.6%	1.8%
Lease financing	2,609	138	15	15	14	1790.6%	18535.7%
Total loans, excluding covered loans	2,816,093	2,765,209	2,794,137	2,815,602	2,895,129	1.8%	(2.7)%
Less
Allowance for loan and lease losses	57,235	57,249	57,811	56,642	59,311	(0.0)%	(3.5)%
Net loans - uncovered	2,758,858	2,707,960	2,736,326	2,758,960	2,835,818	1.9%	(2.7)%
Covered loans	1,481,493	1,609,584	1,717,632	1,833,349	1,934,740	(8.0)%	(23.4)%
Less
Allowance for loan and lease losses	16,493	11,583	1,273	0	0	42.4%	N/M
Net loans - covered	1,465,000	1,598,001	1,716,359	1,833,349	1,934,740	(8.3)%	(24.3)%
Net loans	4,223,858	4,305,961	4,452,685	4,592,309	4,770,558	(1.9)%	(11.5)%
Premises and equipment	118,477	116,959	114,630	115,836	107,351	1.3%	10.4%
Goodwill	51,820	51,820	51,820	51,820	51,820	0.0%	0.0%
Other intangibles	5,604	6,049	6,614	7,058	7,461	(7.4)%	(24.9)%
FDIC indemnification asset	222,648	237,709	251,633	273,328	287,407	(6.3)%	(22.5)%
Accrued interest and other assets	300,388	271,843	244,298	244,902	241,269	10.5%	24.5%
Total Assets	$6,250,225	$6,154,500	$6,583,635	$6,548,896	$6,657,593	1.6%	(6.1)%

LIABILITIES
Deposits
Interest-bearing	$1,111,877	$999,922	$1,135,970	$1,042,790	$1,060,383	11.2%	4.9%
Savings	1,534,045	1,407,332	1,350,161	1,303,737	1,231,081	9.0%	24.6%
Time	1,794,843	1,930,652	2,042,824	2,135,683	2,229,500	(7.0)%	(19.5)%
Total interest-bearing deposits	4,440,765	4,337,906	4,528,955	4,482,210	4,520,964	2.4%	(1.8)%
Noninterest-bearing	705,484	713,357	718,381	741,476	829,676	(1.1)%	(15.0)%
Total deposits	5,146,249	5,051,263	5,247,336	5,223,686	5,350,640	1.9%	(3.8)%
Federal funds purchased and securities sold
under agreements to repurchase	59,842	58,747	38,299	38,443	37,430	1.9%	59.9%
Long-term debt	128,880	129,224	384,775	394,404	404,716	(0.3)%	(68.2)%
Other long-term debt	20,620	20,620	20,620	20,620	20,620	0.0%	0.0%
Accrued interest and other liabilities	197,240	203,715	211,049	203,984	194,229	(3.2)%	1.6%
Total Liabilities	5,552,831	5,463,569	5,902,079	5,881,137	6,007,635	1.6%	(7.6)%

SHAREHOLDERS' EQUITY
Preferred stock	0	0	0	0	79,195	N/M	(100.0)%
Common stock	580,097	579,309	578,362	581,747	490,532	0.1%	18.3%
Retained earnings	310,271	301,777	292,004	280,030	276,119	2.8%	12.4%
Accumulated other comprehensive loss	(12,044)	(9,106)	(7,831)	(9,091)	(10,487)	32.3%	14.8%
Treasury stock, at cost	(180,930)	(181,049)	(180,979)	(184,927)	(185,401)	(0.1)%	(2.4)%
Total Shareholders' Equity	697,394	690,931	681,556	667,759	649,958	0.9%	7.3%
Total Liabilities and Shareholders' Equity	$6,250,225	$6,154,500	$6,583,635	$6,548,896	$6,657,593	1.6%	(6.1)%

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2010	2010	2010	2010	2009	2010	2009
ASSETS
Cash and due from banks	$122,167	$185,322	$273,162	$336,333	$274,601	$228,539	$133,611
Interest-bearing deposits with other banks	405,920	483,097	554,333	394,741	447,999	459,618	151,198
Investment securities	798,135	691,700	597,991	558,595	608,952	662,344	667,843
Loans held for sale	21,141	14,909	7,615	2,292	2,936	11,550	4,138
Loans
Commercial	739,082	735,228	746,636	785,579	839,456	751,459	841,088
Real estate - construction	172,585	187,401	202,513	231,853	256,915	198,395	254,746
Real estate - commercial	1,155,896	1,135,547	1,110,562	1,079,577	1,048,650	1,120,646	945,456
Real estate - residential	276,166	295,917	301,880	309,104	333,858	295,677	347,238
Installment	71,623	71,739	77,299	79,437	87,825	74,994	89,991
Home equity	339,192	336,288	332,044	333,275	332,169	335,219	310,375
Credit card	28,962	28,664	28,052	28,430	28,025	28,529	27,138
Lease financing	185	71	15	15	16	72	31
Total loans, excluding covered loans	2,783,691	2,790,855	2,799,001	2,847,270	2,926,914	2,804,991	2,816,063
Less
Allowance for loan and lease losses	60,433	60,871	60,430	59,891	54,164	60,409	42,553
Net loans - uncovered	2,723,258	2,729,984	2,738,571	2,787,379	2,872,750	2,744,582	2,773,510
Covered loans	1,551,003	1,648,030	1,781,741	1,887,608	1,973,327	1,715,984	614,589
Less
Allowance for loan and lease losses	16,104	882	14	0	0	4,285	0
Net loans - covered	1,534,899	1,647,148	1,781,727	1,887,608	1,973,327	1,711,699	614,589
Net loans	4,258,157	4,377,132	4,520,298	4,674,987	4,846,077	4,456,281	3,388,099
Premises and equipment	117,659	115,518	115,587	108,608	106,999	114,371	92,212
Goodwill	51,820	51,820	51,820	51,820	51,820	51,820	37,712
Other intangibles	5,841	6,384	6,848	7,431	7,885	6,621	2,995
FDIC indemnification asset	232,734	238,720	260,079	280,799	281,662	252,912	88,973
Accrued interest and other assets	256,906	243,877	233,288	231,935	211,462	241,576	168,028
Total Assets	$6,270,480	$6,408,479	$6,621,021	$6,647,541	$6,840,393	$6,485,632	$4,734,809

LIABILITIES
Deposits
Interest-bearing	$1,086,685	$1,029,350	$1,139,001	$1,050,697	$1,093,735	$1,076,403	$862,730
Savings	1,490,132	1,412,441	1,341,194	1,318,374	1,233,715	1,391,066	771,202
Time	1,861,296	2,007,138	2,090,776	2,175,400	2,382,717	2,032,719	1,537,564
Total interest-bearing deposits	4,438,113	4,448,929	4,570,971	4,544,471	4,710,167	4,500,188	3,171,496
Noninterest-bearing	741,343	721,501	740,011	774,393	840,314	744,159	539,336
Total deposits	5,179,456	5,170,430	5,310,982	5,318,864	5,550,481	5,244,347	3,710,832
Short-term borrowings
Federal funds purchased and securities sold
under agreements to repurchase	63,489	50,580	37,353	38,413	41,456	47,536	99,865
Federal Home Loan Bank	0	0	0	0	1,096	0	114,637
Other	0	0	0	0	0	0	29,512
Total short-term borrowings	63,489	50,580	37,353	38,413	42,552	47,536	244,014
Long-term debt	128,998	281,170	389,972	399,843	408,744	299,202	224,475
Other long-term debt	20,620	20,620	20,620	20,620	20,620	20,620	20,620
Total borrowed funds	213,107	352,370	447,945	458,876	471,916	367,358	489,109
Accrued interest and other liabilities	180,901	201,567	191,043	190,234	163,365	190,940	68,258
Total Liabilities	5,573,464	5,724,367	5,949,970	5,967,974	6,185,762	5,802,645	4,268,199

SHAREHOLDERS' EQUITY
Preferred stock	0	0	0	47,521	78,573	11,717	78,241
Common stock	579,701	578,810	580,299	549,428	490,889	572,161	448,897
Retained earnings	306,923	294,346	282,634	277,775	276,950	290,510	134,464
Accumulated other comprehensive loss	(8,584)	(8,021)	(8,320)	(9,873)	(6,372)	(8,694)	(8,559)
Treasury stock, at cost	(181,024)	(181,023)	(183,562)	(185,284)	(185,409)	(182,707)	(186,433)
Total Shareholders' Equity	697,016	684,112	671,051	679,567	654,631	682,987	466,610
Total Liabilities and Shareholders' Equity	$6,270,480	$6,408,479	$6,621,021	$6,647,541	$6,840,393	$6,485,632	$4,734,809

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS

(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Dec. 31, 2010		Sep. 30, 2010		Dec. 31, 2009		Dec. 31, 2010		Dec. 31, 2009
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investment securities	$798,135	2.85%	$691,700	3.23%	$608,952	4.39%	$662,344	3.42%	$667,843	4.62%
Interest-bearing deposits with other banks	405,920	0.36%	483,097	0.33%	447,999	0.18%	459,618	0.34%	151,198	0.14%
Gross loans, including covered loans and indemnification asset (2)	4,588,569	6.59%	4,692,514	6.65%	5,184,839	6.61%	4,785,437	6.67%	3,523,763	5.74%
Total earning assets	5,792,624	5.64%	5,867,311	5.73%	6,241,790	5.93%	5,907,399	5.81%	4,342,804	5.37%

Nonearning assets
Allowance for loan and lease losses	(76,537)		(61,753)		(54,164)		(64,694)		(42,553)
Cash and due from banks	122,167		185,322		274,601		228,539		133,611
Accrued interest and other assets	432,226		417,599		378,166		414,388		300,947
Total assets	$6,270,480		$6,408,479		$6,840,393		$6,485,632		$4,734,809

Interest-bearing liabilities
Total interest-bearing deposits	$4,438,113	1.16%	$4,448,929	1.29%	$4,710,167	1.45%	$4,500,188	1.30%	$3,171,496	1.50%
Borrowed funds
Short-term borrowings	63,489	0.21%	50,580	0.20%	42,552	0.21%	47,536	0.20%	244,014	0.54%
Long-term debt	128,998	3.67%	281,170	2.87%	408,744	2.53%	299,202	2.79%	224,475	3.18%
Other long-term debt	20,620	5.10%	20,620	6.20%	20,620	6.20%	20,620	5.92%	20,620	5.83%
Total borrowed funds	213,107	2.78%	352,370	2.68%	471,916	2.49%	367,358	2.63%	489,109	1.98%
Total interest-bearing liabilities	4,651,220	1.23%	4,801,299	1.39%	5,182,083	1.54%	4,867,546	1.40%	3,660,605	1.56%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	741,343		721,501		840,314		744,159		539,336
Other liabilities	180,901		201,567		163,365		190,940		68,258
Shareholders' equity	697,016		684,112		654,631		682,987		466,610
Total liabilities & shareholders' equity	$6,270,480		$6,408,479		$6,840,393		$6,485,632		$4,734,809

Net interest income (1)	$67,906		$67,846		$73,182		$275,510		$175,983
Net interest spread (1)		4.41%		4.34%		4.39%		4.41%		3.81%
Net interest margin (1)		4.65%		4.59%		4.65%		4.66%		4.05%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS(1)

(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(655)	$765	$110	$(2,366)	$1,360	$(1,006)	$(7,998)	$(188)	$(8,186)
Interest-bearing deposits with other banks	47	(71)	(24)	203	(39)	164	308	1,052	1,360
Gross loans, including covered loans and indemnification asset (2)	(723)	(1,726)	(2,449)	(278)	(9,904)	(10,182)	32,930	84,170	117,100
Total earning assets	(1,331)	(1,032)	(2,363)	(2,441)	(8,583)	(11,024)	25,240	85,034	110,274
Interest-bearing liabilities
Total interest-bearing deposits	$(1,503)	$(31)	$(1,534)	$(3,492)	$(792)	$(4,284)	$(6,468)	$17,224	$10,756
Borrowed funds
Short-term borrowings	1	7	8	(1)	11	10	(835)	(389)	(1,224)
Long-term debt	568	(1,408)	(840)	1,172	(2,589)	(1,417)	(887)	2,083	1,196
Other long-term debt	(57)	-	(57)	(57)	0	(57)	19	0	19
Total borrowed funds	512	(1,401)	(889)	1,114	(2,578)	(1,464)	(1,703)	1,694	(9)
Total interest-bearing liabilities	(991)	(1,432)	(2,423)	(2,378)	(3,370)	(5,748)	(8,171)	18,918	10,747

Net interest income (1)	$(340)	$400	$60	$(63)	$(5,213)	$(5,276)	$33,411	$66,116	$99,527

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)

(Dollars in thousands)
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Full Year	Full Year
	2010	2010	2010	2010	2009	2010	2009

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$57,249	$57,811	$56,642	$59,311	$55,770	$59,311	$35,873
Provision for uncovered loan and lease losses	9,741	6,287	6,158	11,378	14,812	33,564	56,084
Gross charge-offs
Commercial	5,131	762	1,156	6,275	1,143	13,324	11,295
Real estate - construction	500	3,607	2,386	2,126	6,788	8,619	12,680
Real estate - commercial	1,887	2,013	359	3,932	1,854	8,191	4,514
Real estate - residential	196	717	246	534	262	1,693	1,315
Installment	231	205	304	414	449	1,154	1,468
Home equity	1,846	389	580	684	1,105	3,499	2,037
All other	494	431	426	520	454	1,871	1,640
Total gross charge-offs	10,285	8,124	5,457	14,485	12,055	38,351	34,949
Recoveries
Commercial	57	334	120	109	148	620	632
Real estate - construction	0	0	24	0	0	24	0
Real estate - commercial	243	728	99	12	360	1,082	557
Real estate - residential	6	11	4	3	3	24	27
Installment	116	116	127	160	195	519	857
Home equity	74	21	10	87	6	192	16
All other	34	65	84	67	72	250	214
Total recoveries	530	1,275	468	438	784	2,711	2,303
Total net charge-offs	9,755	6,849	4,989	14,047	11,271	35,640	32,646
Ending allowance for uncovered loan and lease losses	$57,235	$57,249	$57,811	$56,642	$59,311	$57,235	$59,311

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	2.72%	0.23%	0.56%	3.18%	0.47%	1.69%	1.27%
Real estate - construction	1.15%	7.64%	4.68%	3.72%	10.48%	4.33%	4.98%
Real estate - commercial	0.56%	0.45%	0.09%	1.47%	0.57%	0.63%	0.42%
Real estate - residential	0.27%	0.95%	0.32%	0.70%	0.31%	0.56%	0.37%
Installment	0.64%	0.49%	0.92%	1.30%	1.15%	0.85%	0.68%
Home equity	2.07%	0.43%	0.69%	0.73%	1.31%	0.99%	0.65%
All other	6.26%	5.05%	4.89%	6.46%	5.40%	5.67%	5.25%
Total net charge-offs	1.39%	0.97%	0.71%	2.00%	1.53%	1.27%	1.16%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$13,729	$17,320	$12,874	$21,572	$13,798	$13,729	$13,798
Real estate - construction	12,921	13,454	18,890	17,710	35,604	12,921	35,604
Real estate - commercial	28,342	27,945	28,272	21,196	15,320	28,342	15,320
Real estate - residential	4,607	4,801	4,571	4,116	3,993	4,607	3,993
Installment	150	279	267	365	618	150	618
Home equity	2,553	2,358	1,797	1,910	2,324	2,553	2,324
Total nonaccrual loans	62,302	66,157	66,671	66,869	71,657	62,302	71,657
Restructured loans	8,336	13,365	12,752	7,584	6,125	8,336	6,125
Total nonperforming loans	70,638	79,522	79,423	74,453	77,782	70,638	77,782
Other real estate owned (OREO)	17,907	18,305	16,818	18,087	4,145	17,907	4,145
Total nonperforming assets	88,545	97,827	96,241	92,540	81,927	88,545	81,927
Accruing loans past due 90 days or more	370	233	276	286	417	370	417
Total underperforming assets	$88,915	$98,060	$96,517	$92,826	$82,344	$88,915	$82,344
Total classified assets	$202,140	$212,552	$201,859	$171,112	$163,451	$202,140	$163,451

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	91.87%	86.54%	86.71%	84.71%	82.77%	91.87%	82.77%
Nonperforming loans	81.03%	71.99%	72.79%	76.08%	76.25%	81.03%	76.25%
Total ending loans	2.03%	2.07%	2.07%	2.01%	2.05%	2.03%	2.05%
Nonperforming loans to total loans	2.51%	2.88%	2.84%	2.65%	2.69%	2.51%	2.69%
Nonperforming assets to
Ending loans, plus OREO	3.12%	3.51%	3.42%	3.27%	2.83%	3.12%	2.83%
Total assets	1.42%	1.59%	1.46%	1.41%	1.23%	1.42%	1.23%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY

(Dollars in thousands, except per share)
(Unaudited)

						Twelve months ended,
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2010	2010	2010	2010	2009	2010	2009
PER COMMON SHARE
Market Price
High	$19.41	$17.10	$21.32	$19.00	$15.48	$21.32	$15.48
Low	$16.21	$14.19	$14.95	$13.89	$11.83	$13.89	$5.58
Close	$18.48	$16.68	$14.95	$17.78	$14.56	$18.48	$14.56

Average common shares outstanding - basic	57,573,544	57,570,709	57,539,901	55,161,551	51,030,661	56,969,491	45,028,640
Average common shares outstanding - diluted	58,688,415	58,531,505	58,604,039	56,114,424	51,653,562	57,993,078	45,556,868
Ending common shares outstanding	58,064,977	58,057,934	58,062,655	57,833,969	51,433,821	58,064,977	51,433,821

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$680,145	$670,121	$658,623	$645,467	$628,982	$680,145	$628,982
Tier 1 Ratio	18.45%	18.64%	18.15%	17.37%	16.11%	18.45%	16.11%
Total Capital	$727,252	$715,938	$704,752	$692,630	$678,024	$727,252	$678,024
Total Capital Ratio	19.72%	19.91%	19.42%	18.64%	17.37%	19.72%	17.37%
Total Capital in excess of minimum requirement	$432,274	$428,314	$414,434	$395,408	$365,739	$432,274	$365,739
Total Risk-Weighted Assets	$3,687,224	$3,595,295	$3,628,978	$3,715,280	$3,903,566	$3,687,224	$3,903,566
Leverage Ratio	10.89%	10.50%	9.99%	9.76%	9.24%	10.89%	9.24%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	11.16%	11.23%	10.35%	10.20%	9.76%	11.16%	9.76%
Ending common shareholders' equity to ending assets	11.16%	11.23%	10.35%	10.20%	8.57%	11.16%	8.57%
Ending tangible shareholders' equity to ending tangible assets	10.33%	10.38%	9.55%	9.38%	8.95%	10.33%	8.95%
Ending tangible common shareholders' equity to ending tangible assets	10.33%	10.38%	9.55%	9.38%	7.75%	10.33%	7.75%
Average shareholders' equity to average assets	11.12%	10.68%	10.14%	10.22%	9.57%	10.53%	9.85%
Average common shareholders' equity to average assets	11.12%	10.68%	10.14%	9.51%	8.42%	10.35%	8.20%
Average tangible shareholders' equity to average tangible assets	10.29%	9.86%	9.33%	9.42%	8.78%	9.73%	8.71%
Average tangible common shareholders' equity to average tangible assets	10.29%	9.86%	9.33%	8.70%	7.62%	9.55%	7.04%